EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Riverway Holdings, Inc. on Form S-1 of our report dated February 6, 1998 (except for Note 22 as to which the date is August 4, 1998), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
August 11, 1998